UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2010
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TIVO INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2010, TiVo Inc. (the “Company”) entered into a Fifth Amendment to the Rights Agreement (the “Amendment”) with Wells Fargo Shareowner Services (the “Rights Agent”). The Amendment amends the Rights Agreement, dated as of January 16, 2001, between the Company and the Rights Agent, as amended by the First Amendment to the Rights Agreement, dated as of February 20, 2001, the Second Amendment to the Rights Agreement, dated as of April 12, 2006, the Third Amendment to the Rights Agreement, dated as of January 26, 2010, and the Fourth Amendment to the Rights Agreement, dated as of March 23, 2010 (as amended, the “Rights Agreement”). The Company is currently engaged in litigation with EchoStar Communications Corporation and the Amendment extends the expiration date of the Rights Agreement from January 9, 2011 to the close of business on the date that is six months after the date that a final, non-appealable order or judgment is entered in connection with such litigation fully resolving all outstanding material issues and any judgment(s) that may be executed thereon.

The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits:

(d)    The following exhibits are included with this Report:

Exhibit Number	Description
4.1	Fifth Amendment, dated as of December 16, 2010, to the Rights Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.
(Registrant)

Date: December 17, 2010	By:	/s/ Matt Zinn
Name:Matt Zinn
SVP, General Counsel, Corporate Secretary and Chief Privacy Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fifth Amendment, dated as of December 16, 2010, to the Rights Agreement.